PROXY STATEMENT PURSUANT TO SECTION 14(a)
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Sigma Designs, Inc.

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SIGMA DESIGNS, INC.

Notice of Annual Meeting of Shareholders

To be held July 30, 2014

June 16, 2014

To the Shareholders of Sigma Designs, Inc.:

The Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the “Company”), will be held at our principal executive offices on July 30, 2014 at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect six directors;

2.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

3.	To hold an advisory vote on our executive compensation for our named executive officers (the “say-on-pay vote”).

      We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

Shareholders of record as of the close of business on June 3, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to our shareholders via the internet. This process allows us to provide shareholders with the information they need, while at the same time lowering the cost of delivery. On or about June 18, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders containing instructions on how to access our 2014 Proxy Statement and fiscal 2014 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Notice will also serve as an admission ticket for a stockholder to attend the 2014 Annual Meeting of Stockholders. Each attendee must present the Notice, or other proper form of documentation, to be admitted.

By Order of the Board of Directors

/s/ Elias Nader

Elias Nader

Secretary

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail (if you request a paper copy of the proxy materials and wish to vote by mail). Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

Sigma Designs, Inc.

PROXY STATEMENT
Annual Meeting of Shareholders

July 30, 2014

This proxy statement is being furnished to shareholders of Sigma Designs, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Shareholders, which is described below.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to our shareholders over the internet, rather than mailing paper copies of those materials to each shareholder. On or about June 18, 2014, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing shareholders to a web site where they can access our 2014 Proxy Statement and 2014 Annual Report to Shareholders and view instructions on how to vote via the internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed.

References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean Sigma Designs, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: When and where will the Annual Meeting be held?

The 2014 Annual Meeting of Shareholders will be held on July 30, 2014, at 2:00 p.m., Pacific Time, at our principal executive offices, which are located at 1778 McCarthy Blvd., Milpitas, California.

Q: What items will be voted on at the Annual Meeting?

As to all holders of our common stock, the purpose of the Annual Meeting is to:

•	Elect six directors; and
•	Ratify the appointment of Armanino LLP as our independent registered public accounting firm for fiscal year 2015; and
•	To hold an advisory vote on our executive compensation for our named executive officers.

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

Q: How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

•	FOR each director nominee;
•	FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for fiscal year 2015; and
•	FOR the executive compensation of our named executive officers.

Q: Who is entitled to vote at the Annual Meeting?

Shareholders who owned shares of our common stock at the close of business on June 3, 2014, the record date for the Annual Meeting, may vote at the Annual Meeting.

Q: How do I vote my shares?

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Sigma Designs (through our transfer agent, Computershare):

•

Via Internet: Go to www.investorvote.com/SIGM and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Telephone: Call toll-free 800-652-8683 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares of common stock held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year 2015 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors or the say-on-pay vote. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Regardless of how you own your shares, if you are a shareholder of record, you may vote by attending the Annual Meeting on July 30, 2014, at 2:00 p.m., Pacific Time, at our principal executive offices, which are located at 1778 McCarthy Blvd., Milpitas, California. If you hold your shares in “street” or “nominee,” you must obtain a proxy, executed in your favor, from the holder of record to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee;
•	FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for fiscal year 2015; and
•	FOR the executive compensation of our named executive officers.

Q:	Can I cumulate my votes?

Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes for a particular candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one vote.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares may vote cumulatively at the Annual Meeting in favor of one or more of the Company’s nominees for director, at the proxy holders’ sole discretion. The proxy holders will not cumulate or cast your votes for any nominee from whom you have withheld authority to vote.

Q:	What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by shareholders present at the meeting or by proxy. At the close of business on the Record Date, there were 34,090,305 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 17,045,152 shares must be represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to the proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes.

Q:	How many votes are needed to approve each proposal?

●

For the election of directors, the six nominees receiving the most “For” votes (among the votes properly cast in person or by proxy) will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, broker non-votes may exist with respect to the election of directors. However, because the six nominees receiving the most “For” votes (among the votes properly cast in person or by proxy) will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, broker non-votes will have no effect on the outcome of the election of candidates for director. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated as nominees by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

●

To be approved, the ratification of the appointment Armanino LLP as our independent registered public accounting firm for fiscal 2015 requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for fiscal 2015 is a matter on which a broker or other nominee is generally empowered to vote; and therefore, no broker non-votes are expected to exist with respect to this proposal.

●

The say-on-pay vote presented in Proposal 3 is an advisory vote, and therefore, is not binding on the company, our Compensation Committee or our Board of Directors. We value, however, the opinions of our shareholders and the Compensation Committee will take into account the result of the say-on-pay vote when determining future compensation for our named executive officers.

Q:	May I revoke my proxy?

Yes. You may change your vote after you submit your proxy at anytime before the applicable vote at the Annual Meeting by following the procedures below. If you are a shareholder of record, you may revoke your proxy in any one of three ways:

●	you may deliver a written notice of revocation to our Secretary at 1778 McCarthy Blvd., Milpitas, California 95035;

●	you may submit another properly completed proxy bearing a later date; or

●	you may attend the Annual Meeting and vote in person.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them if you wish to change your vote.

Q:	Who should I call if I have any questions?

A: If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please call 408-957-9847 or send an e-mail to ir@sigmadesigns.com.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, proposes the election of six directors of the Company to serve until the next annual meeting of shareholders or thereafter until their successors are duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. The number of authorized directors is currently fixed at six.

Names of the nominees, and certain biographical information as of May 1, 2014, are set forth below:

Name	Age	Position
Mark J. Bonney (1)(2)(3)	60	Director
Tor R. Braham	56	Director
J. Michael Dodson (1)(2)(3)	53	Director
Martin Manniche	46	Director
Pete Thompson (1)(2)(3)	45	Director
Thinh Q. Tran	60	Director, President and Chief Executive Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Mark J. Bonney has served as a member of our Board of Directors since August 2012. Mr. Bonney has served as President and Chief Executive Officer of On Board Advisors, LLC, a strategic and financial advisory firm, since January 2013. From March 2010, to December 2012, Mr. Bonney served as Executive Vice President and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company. From February 2008 to March 2010, Mr. Bonney served as Vice President and the General Manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”), an optical technologies and telecommunications firm. From June 2005 until its sale to JDSU in February 2008, Mr. Bonney served as Executive Vice President and Chief Financial Officer of American Bank Note Holographics, Inc. ("ABNH"), an optical security devices company. Mr. Bonney also served as an outside director and chairman of the audit committee of ABNH from February 2003 until June 2005. Prior to 2003, and from August 1999 to March 2002, Mr. Bonney was President and COO of Axsys Technologies, Inc. a manufacturer of components and subsystems used in aerospace, defense, data storage, medical and other high technology markets. From March 1993 to August 1999, Mr. Bonney was the Chief Financial Officer of Zygo Corporation, a manufacturer of metrology measurement and control systems and optical components. Mr. Bonney also serves as a director of MRV Communications, Inc. and Zix Corporation. Mr. Bonney received a BS in Business Administration from Central Connecticut State University and a MBA in Finance from the University of Hartford.

Mr. Bonney’s public company financial and operational experience enables him to provide our Company with valuable financial and executive insights. In addition, Mr. Bonney’s knowledge of corporate governance practices makes him well suited to serve as the chairman of our Company’s Corporate Governance and Nominating Committee.

Tor R. Braham was appointed to our Board of Directors in June 2014. Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, an international financial service group, from 2004 until 2012. Prior to that, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston, an international financial services group, from October 2000 until 2004. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham also serves as a director of NetApp, Inc. and Micro Lambda Wireless, Inc. Mr. Braham earned a B.A. degree from Columbia College and a J.D. degree from New York University School of Law.

Mr. Braham’s investment banking experience, particularly with mergers and acquisitions in the technology industry, enables him to bring valuable insights to our Board about our corporate strategy. In addition, Mr. Braham’s legal background advising technology companies will assist our Board’s oversight of our corporate governance structure and provides him with a strong understanding of the challenges facing technology companies.

J. Michael Dodson has served as a member of our Board of Directors since July 2013 and as our Lead Independent Director since January 2014. Mr. Dodson has served as Chief Operating Officer and Chief Financial Officer of Mattson Technology, Inc., a semiconductor wafer processing equipment manufacturing company, since October 2012 having joined Mattson in October 2011 as Executive Vice President and Chief Financial Officer in October 2011. Prior to joining Mattson, Mr. Dodson served as Senior Vice President and Chief Financial Officer at DDi Corp., a provider of printed circuit board engineering and manufacturing services, from January 2010 until October 2011. Before joining DDi Corp., Mr. Dodson served as a partner at Tatum, LLC, a provider of executive services on an interim or special project basis, from October 2009 to January 2010, and served from December 2005 to January 2009 as Senior Vice President and Chief Financial Officer with eTelecare Global Solutions, Inc., a provider of business process outsourcing services. Prior to joining eTelecare, Mr. Dodson served as Chief Financial Officer for Electro Scientific Industries, Inc. and SpeedFam - IPEC, Inc. and also served as Chief Accounting Officer for Novellus Systems, Inc. Mr. Dodson started his career with Ernst & Young LLP in the San Jose office where he served in the Audit Department for over ten years. Mr. Dodson holds a B.B.A. degree from the University of Wisconsin-Madison.

Mr. Dodson’s public company financial and operational experience enables him to provide our Company with valuable financial and executive insights. In addition, Mr. Dodson’s experience within the semiconductor industry provides additional industry experience that can assist the Board in managing the strategic direction of our Company.

Martin Manniche has served as a member of our Board of Directors since February 2014. Mr. Manniche is currently the Chairman and Chief Technology Officer of GreenWave Realty, a technology development and services company, which he co-founded in September 2009. He previously served as Chief Technology Officer at Cisco Consumer Business Group from September 2005 to September 2009. Mr. Manniche has also previously held board positions at Analogix Semiconductor, and Avega Systems.

Mr. Manniche’s insight and industry experience enables him to provide valuable insight that will assist the Board of Directors in managing the strategic direction of our Company. In addition, Mr. Manniche’s experience at both established and start-up companies, in addition to service on other company boards, will be immensely valuable as we shape our plans for future growth and profitability.

Pete Thompson has served as a member of our Board of Directors since December 2013. Mr. Thompson has served as Vice President of the Mediaroom Division at Ericsson Corporation since September 2013. Prior to Ericsson, Mr. Thompson held a variety of executive positions with Microsoft Corporation from January 2006 to September 2013, including Corporate Vice President of Mediaroom Business Unit, General Manager of Xbox Live, and General Manager of Surface. Prior to Microsoft, Mr. Thompson held management positions at T-Mobile USA and Hewlett-Packard.  Mr. Thompson previously served on the Board of Directors of Seawell Networks, a Canadian-based company, until it was acquired by Arris Group Inc. in April 2014.

Mr. Thompson’s market awareness, knowledge and experience enable him to provide valuable insight to our Company. In addition, his diverse industry background and leadership experience, including operating large business units, will help drive our growth strategy in parallel with our continuing restructuring efforts.

Thinh Q. Tran, one of our founders, has served as our President and Chief Executive Officer and as Chairman of our Board of Directors since February 1982. Prior to founding us, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

As our President and Chief Executive Officer, a position he has held for over 30 years, Mr. Tran has extensive knowledge of our business, products and operations. During his period of service as our President and Chief Executive Officer, Mr. Tran has established strong relationships with our key customers, suppliers and other industry participants. In addition, Mr. Tran brings significant senior leadership, industry and technology expertise to our Board.

There are no family relationships among any of our directors and executive officers.

Vote Required

The six nominees for director receiving the highest number of affirmative votes will be elected as directors. Unless marked to the contrary, proxies received will be voted “For” the nominees, subject to the proxy holders’ ability to cumulate votes, as described above.

The Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of Sigma.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The Board of Directors has determined that each of Messrs. Bonney, Braham, Dodson, Manniche and Thompson is an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market.

Board Leadership Structure

Our Chairman is responsible for presiding over each Board meeting. The Chairman also serves as liaison between the Chief Executive Officer and the other directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he becomes aware. The Chairman provides advice and counsel to our Chief Executive Officer.

Prior to his resignation in December 2013, Eric Singer served as our Chairman of the Board. In January 2014, we appointed J. Michael Dodson as our Lead Independent Director. Mr. Dodson, as our Lead Independent Director, performs the functions of the Chairman of the Board, which position is currently vacant.

Board of Directors - Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. For a detailed discussion of these risks, we encourage you to review our Annual Report on Form 10-K for the fiscal year ended February 1, 2014. The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or relevant Board of Directors committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and integrate risk management into the Company’s decision-making.

The Board of Directors retains the ultimate oversight over the Company’s risk management. The Board of Directors has designated the Audit Committee to take the active lead in overseeing company-wide risk management, and the Audit Committee makes periodic reports to the Board of Directors regarding briefings provided by management and advisors. The Board of Directors has designated the Compensation Committee to take the lead in overseeing a risk assessment of the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking. The Corporate Governance and Nominating Committee is responsible for periodically evaluating the Company’s risk management process and system in light of the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to address risk, and recommending to the Board of Directors any changes deemed appropriate by the Corporate Governance and Nominating Committee.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board of Directors also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Board Meetings

The Board of Directors held 27 meetings during fiscal 2014. Each director attended at least 75% of the meetings held by the Board of Directors and of the committees on which such director served during fiscal 2014.

Committees of the Board

The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the NASDAQ Stock Market and Securities and Exchange Commission rules. The Board of Directors has approved a charter for each of these committees that can be found on our website at http://www.sigmadesigns.com under the “Corporate - Governance” heading.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bonney, Dodson and Thompson, each of whom is a non-management member of our Board of Directors. Mr. Thompson is currently the chairperson of the Compensation Committee. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Compensation Committee’s primary functions, among others, are to review and make recommendations to the Board of Directors concerning our executive compensation policy, including establishing salaries, incentives and other forms of compensation for the Company’s executive officers, and to oversee a risk assessment of the Company’s compensation policies and practices. The Compensation Committee held ten meetings in fiscal 2014. Additional information concerning the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth under the heading “Compensation Discussion and Analysis.” All of our directors serving on the Compensation Committee attended at least 75% of the meetings held in fiscal 2014.

Audit Committee

The Audit Committee currently consists of Messrs. Bonney, Dodson and Thompson, each of whom is a non-management member of our Board of Directors. Messrs. Bonney and Dodson are our audit committee financial experts as currently defined under Securities and Exchange Commission rules, and Mr. Bonney is the chairperson of the Audit Committee. The Audit Committee’s primary functions, among others, are to approve the selection, compensation, evaluation and replacement of, and oversee the work of, our independent registered public accounting firm, pre-approve all fees and terms of audit and non-audit engagements of such auditors, including the audit engagement letter, review Sigma’s accounting policies and its systems of internal accounting controls, and oversee company-wide risk management. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Audit Committee held six meetings in fiscal 2014. All of our directors serving on the Audit Committee attended at least 75% of the meetings held in fiscal 2014.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Messrs. Bonney, Dodson and Thompson. Mr. Bonney serves as the chairperson of the Corporate Governance and Nominating Committee. We believe that the composition of our Corporate Governance and Nominating Committee meets the criteria for independence under, and the functioning of our Corporate Governance and Nominating Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Corporate Governance and Nominating Committee is responsible for overseeing matters of corporate governance and for the development of general criteria regarding the qualifications and selection of members of the Board of Directors and recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by shareholders of the Company. The Corporate Governance and Nominating Committee is also responsible for periodically evaluating the Company’s risk management process and system in light of the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to address risk, and recommending to the Board of Directors any changes deemed appropriate by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held five meetings in fiscal 2014. All of our directors serving on the Corporate Governance and Nominating Committee attended at least 75% of the meetings held in fiscal 2014.

Compensation Programs and Risk

The Company has conducted a risk assessment of the Company’s compensation policies and practices and concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment was led by our Chief Executive Officer and Chief Financial Officer with oversight of the assessment conducted by our Compensation Committee. Our Compensation Committee reported the findings of this assessment to our Board of Directors. In this regard, we note that:

●	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

●

the Company does not have a long-term cash incentive bonus program in place, which could, if applicable, dictate behavior toward the achievement of certain performance metrics at the expense of long-term Company value;

●	the Company’s compensation programs, including its standard four-year vesting schedule for option awards, are weighted towards offering long-term incentives that reward sustainable performance; and

●

the amount of compensation that the Company actually pays is at a reasonable and sustainable level, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

Based on this assessment, the Company concluded that it has a balanced compensation program that does not promote imprudent or excessive risk taking.

Fiscal 2014 Director Compensation

The compensation we pay our non-employee directors is reviewed by our compensation committee and ultimately approved, taking into account information from our compensation committee, by our full Board of Directors, which includes one employee director.

 We have established a cash compensation program for our non-employee directors. From February 2013 to July 2013, this cash compensation program consisted of an annual cash retainer of $40,000 (paid quarterly) and an annual cash payment of $10,000 (paid quarterly) for service as chairman of each of our committee, as the Chairman of the Board or as Lead Independent Director. In July 2013, the Board reviewed the non-employee director cash compensation program and set such compensation as follows (each retainer is paid quarterly):

Annual retainer for service as Board member	$50,000
Annual retainer for service as a chairperson of any committee of the Board	$10,000
Annual retainer for service as chairperson of the Board or lead independent director	$10,000

We do not have a policy of automatic equity incentive awards to our non-employee directors either for initial grants when first joining the Board of Directors or in connection with the re-election to the Board of Directors at an annual meeting of shareholders. However, our Board of Directors believes equity compensation is important to attract and retain non-employee directors and to better align their interest with those of our shareholders.

In connection with their initial election to the Board of Directors at our 2013 annual meeting of shareholders, each of J. Michael Dodson and Patrick Little received an initial grant of restricted stock units, or RSUs, with the following terms: (i) a number of restricted stock units equal to $225,000 divided by the price per share of our Common Stock on the date of grant, which was the date of 2013 annual meeting of shareholders when they were first elected to the Board; (ii) the RSU will vest in equal annual installments over two years from the date of the 2013 annual meeting of shareholders; and (iii) such vesting shall fully accelerate upon a change in control of the Company. Each non-employee director, other than Messrs. Dodson and Little, who were re-elected to the Board, received RSUs with the following terms: (i) a number of restricted stock units equal to $75,000 divided by the price per share of our Common Stock on the date of grant; (ii) the RSU will vest on the earlier of the one year anniversary from the date of grant or the date of the 2014 annual meeting; and (iii) such vesting shall fully accelerate upon a change in control of the Company. We anticipate granting equity awards to our non-employee directors following our annual meeting each year in such amounts to be determined by the Board at that time.

Upon appointment to the Board of Directors, Messrs. Thompson and Manniche each received an initial RSU award, for a number of restricted stock units equal to $225,000 divided by the price per share of our Common Stock on the date of grant, which was the date of each director’s respective appointment to the Board. Mr. Thompson's RSU vests over a two-year period in equal annual installments, with 50% of the RSU vesting upon the earlier of the 2014 annual meeting of shareholders or December 20, 2014 and the remaining 50% of the RSU vesting upon the earlier of the 2015 annual meetings of shareholders or December 20, 2015. Mr. Manniche's RSU vests over a two-year period in equal annual installments, with 50% of the RSU vesting upon the earlier of February 19, 2015 or the 2015 annual meeting of shareholders and the remaining 50% of the RSU vesting upon the earlier of February 19, 2016 or the 2016 annual meeting of shareholders. The RSUs held by Messrs. Thompson and Manniche fully vest immedialetly upon a change in control of the Company.

In connection with their resignations and in light of their service and contributions to our Board of Directors, the Board approved the waiver of the annual cliff vesting requirement on the outstanding RSUs held by Mr. Singer and Mr. Little, such that each of their RSUs effectively vested on a monthly basis at the time of their resignation.

The following chart shows the compensation paid to each non-employee director for their service in fiscal 2014:

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Maury Austin(4)	25,000	----	25,000
Mark Bonney	60,000	74,996	134,996
J. Michael Dodson	25,000	225,004	250,004
Patrick Little (5)	30,000	225,004	255,004
Eric Singer (5)	65,000	74,996	139,996
Lung Tsai (4)	20,000	----	20,000
Pete Thompson (6)	----	225,003	225,003

(1)	The amounts listed under "Fees Earned or Paid in Cash" are based on actual payments made to our non-employee directors.

(2)

Amounts listed in this column represent the aggregate grant date fair value of awards granted for the corresponding fiscal year and calculated in accordance with FASB ASC 718, rather than amounts paid to or realized by the named individual. For the underlying assumptions for this expense, please refer to the footnotes to our consolidated financial statements in our Annual Report on Form 10-K for the corresponding fiscal year. There can be no assurance that awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by us.

(3)	Our non-employee directors who served during fiscal 2014 held restricted stock units to purchase the following aggregate number of shares of our Common Stock as of February 1, 2014:

Director	Restricted Stock Units
Maury Austin	7,809
Mark Bonney	37,711
J. Michael Dodson	42,858
Patrick Little	42,858
Eric Singer	11,714
Lung Tsai	-----
Pete Thompson	47,469

(4)	Messrs. Austin and Tsai served as directors until July 2013.

(5)	Messrs. Little and Singer served as directors until December 2013.

(6)	Mr. Thompson joined us as a director in December 2013.

Director Nominations

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors.

The Corporate Governance and Nominating Committee regularly reviews the composition and size of the Board of Directors and makes recommendations to the Board of Directors. The Corporate Governance and Nominating Committee also oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors.

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate. Although we have no formal diversity policy for Board of Directors members, the Board of Directors and the Corporate Governance and Nominating Committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees. While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for Director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (A) are predominantly independent, (B) are of high integrity, (C) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the digital media processing industry and the Company’s business in particular, (D) have qualifications that will increase overall Board of Directors effectiveness and (E) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm. After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

With regard to candidates who are properly recommended by shareholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

The Corporate Governance and Nominating Committee recommended all of the nominees for election included in this Proxy Statement.

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from shareholders. A shareholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Secretary of the Company or any member of the Corporate Governance and Nominating Committee in writing with any supporting material the shareholder considers appropriate. In addition, the Company’s Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders. In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the shareholder’s notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one-year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to:

Secretary

Sigma Designs, Inc.

1778 McCarthy Blvd.

Milpitas, California 95035

You can obtain a copy of the full text of the Bylaw provision by writing to the Company’s Secretary at the above address.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Board of Directors

Sigma Designs, Inc.

1778 McCarthy Blvd.

Milpitas, California 95035

You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The communication will be directed to the Company’s Chief Financial Officer, who will log the date of receipt of a communication as well as the identity of the correspondent in the Company’s shareholder communications log. Our Chief Financial Officer will review and summarize the communication for the Board of Directors in a timely manner. The summary will be in the form of a memo, which will become part of the Company’s shareholder communications log. All members of the Board of Directors have access to the shareholder communications log. Our Chief Financial Officer will then forward the original shareholder communication along with the memo to each director (or the chairman of the applicable committee, if the communication is addressed to a committee) for review. If the communication is addressed to the Board of Directors, the Chairman of the Audit Committee will, on behalf of the Board of Directors, facilitate review of and, if appropriate, direct a response to the communication. If the communication is addressed to the members of one of our committees, the lead committee member will facilitate such review and appropriate response. Communications relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s “Complaint Procedures for Accounting and Auditing Matters.” The Company will retain all shareholder communications, the shareholder communications log and all related documentation as required under applicable law.

Attendance at Annual Shareholder Meetings by the Board of Directors

The Company has a policy of encouraging, but not requiring, directors to attend the Company’s Annual Meeting of Shareholders. All of our directors whom were serving at that time attended the 2013 Annual Meeting of Shareholders.

Executive Officers

The names of our executive officers, their ages as of May 1, 2014, and their positions are shown below

Name	Age	Position
Thinh Q. Tran	60	President and Chief Executive Officer
Elias N. Nader	49	Chief Financial Officer
Sal Cobar	60	Vice President, Worldwide Sales and Business Development

The board appoints executive officers, who then serve at the board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of the Company.

For information regarding Mr. Tran, please refer to “Board of Directors” above.

Elias N. Nader, has served as our chief financial officer since April 2014. Mr. Nader served as interim chief financial officer from March 2013 to April 2014 and as corporate controller for the Company from October 2012 to March 2013. Prior to joining the Company, Mr. Nader served as a chief financial officer consultant with various companies in Europe and the Middle East from October 2011 to September 2012. From June 2010 to September 2011, Mr. Nader served as group chief financial officer with Imperial Jet, a VIP business aircraft company based in Europe and the Middle East. From June 2005 to June 2010, Mr. Nader served as corporate controller at Dionex Corporation, a chromatography company based in Sunnyvale, California.

Sal Cobar, has served as our Vice President, Worldwide Sales and Business Development since April 2010. From April 2007 to April 2010, Mr. Cobar served as Vice President of Worldwide Sales of Silicon Image, a developer of secure cores for high definition display and distribution for the television, set-top box and consumer markets. From April 2001 to April 2007, Mr. Cobar served as Silicon Image’s Senior Director, Strategic Accounts and Americas Sales, where he was instrumental in developing and spearheading Silicon Image’s overall strategic account sales initiatives as well as leading the Americas sales team of Silicon Image. Prior to joining Silicon Image, Mr. Cobar held several strategic sales and marketing positions during his 12-year tenure at Sun Microsystems. In those positions, Mr. Cobar had management and executive responsibilities for engineering, operations and the creation and execution of new markets for network-based thin client technology. In June 1980, Mr. Cobar joined Xerox Corporation for nine years driving multiple engineering and operations initiatives.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, or the Code, which is applicable to our directors, officers and employees. The Code of Business Ethics and Conduct is available on the Company’s website at http://www.sigmadesigns.com-“Corporate”-“Governance.” The Company will disclose any amendment to the Code or waiver of a provision of the Code applicable to an officer or director in accordance with applicable law, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.sigmadesigns.com-“Corporate”-“Governance.”

Certain Relationships and Related Transactions

It is the Company’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics. The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company’s Audit Committee must approve any waiver of the Code of Business Conduct and Ethics for Senior Executives, including related party transactions. All waivers to the Code of Business Conduct and Ethics must be approved by the Company’s Board of Directors or a committee of the Board of Directors responsible for corporate governance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of the NASDAQ Stock Market. The current members of the Audit Committee are Mark J. Bonney, J. Michael Dodson and Pete Thompson. The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended February 1, 2014. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board, has discussed with the independent registered public accounting firm, Armanino LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014.

Audit Committee

Mark J. Bonney

J. Michael Dodson

Pete Thompson

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year 2015. Representatives of Armanino LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification of Appointment of Armanino LLP

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Shareholder ratification of the selection of Armanino LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Armanino LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of Armanino LLP as the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed for services rendered by Armanino McKenna LLP for each of our last two fiscal years.

	2014	2013
Audit fees (1)	$904,922	$870,000
Tax-related fees (2)	130,730	28,145
Total	$1,035,652	$898,145

(1)

Audit fees represent fees for professional services provided in connection with their audit of the Company’s consolidated financial statements, their audit of the effectiveness of internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and related statutory and regulatory filings.

(2)	Tax fees represent fees for professional services related to tax returns, tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Company’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm. In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all audit and audit related services. All of the services in fiscal 2012 and 2013 were pre-approved by the Audit Committee. The policy also mandates that no engagements of the Company’s independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee.

PROPOSAL 3

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

This Proposal 3, which is commonly referred to as a “say-on-pay” vote, provides you with the opportunity to advise our Board and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

As described in the Compensation Discussion and Analysis, we design our named executive officer compensation programs to attract and retain highly qualified talent, align the interests of our executives with shareholders and to manage resources efficiently. Our compensation takes into account competitive practices and sound compensation governance principles.

Our Board asks that you indicate your support of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement. You are not being asked to approve the compensation paid to the members of our Board of Directors as disclosed above under “Director Compensation” or approve our policy regarding employee compensation as it related to our risk management as disclosed above under “Board of Directors – Risk Oversight.” Accordingly, we ask our shareholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions is hereby approved, on an advisory basis.”

Although the vote is non-binding, our Board of Directors and the Compensation Committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with shareholders to better understand the concerns that influenced the vote. Our Board of Directors and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Required Vote

This vote, which is commonly referred to as the “say-on-pay vote,” is not binding on the Company, our Compensation Committee and our Board of Directors. We value, however, the opinions of our shareholders and the Compensation Committee will take into account the result of the vote on this proposal when determining future executive compensation.

Our Board of Directors recommends a vote FOR this proposal.

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

This section contains a discussion and analysis of how, and the reasons why, we compensate our Chief Executive Officer, Chief Financial Officer and our highest paid other executive officer, our Vice President, Worldwide Sales and Business Development, as of February 1, 2014, who we refer to collectively as our named executive officers. In this section, we discuss our executive officer compensation philosophy and objectives, the process under which our executive officer compensation is determined and the elements of our executive compensation program, including a discussion of our compensation decisions for fiscal 2014 and to date in fiscal 2015.

The Compensation Committee of our Board of Directors, which we refer to as the Committee in this section, administers the compensation program for our named executive officers. The Compensation Committee may not delegate its authority in these matters to other persons.

Our Executive Compensation Philosophy and Objectives

We are engaged in a dynamic and competitive industry. Our success depends upon our talented employees, and the leadership provided by our named executive officers is a key factor in our success. The Committee has designed our executive compensation program to achieve the following objectives:

●

Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs to balance our need to reward and retain executives with preserving shareholder value.

●	Align the interests of our executives with shareholders. We believe our programs should reward our executive officers for contributions to increase our shareholder value.

●

Attract and retain highly qualified talent. We compete for talented executives with leading technology companies worldwide along with both technology start-ups and established businesses. Our compensation programs allow us to attract and retain dynamic, experienced people who are motivated by the challenges and opportunities of growing our business.

Our compensation program is designed to reward the contributions of our executive officers to our overall corporate performance. In fiscal 2014, we continued our expense reduction program with a corporate-wide objective of operating profitably. In furtherance of this program, the Committee weighed the above objectives against the backdrop of a significant corporate expense reduction program. As a result, in fiscal 2014, the Committee attempted to reinforce our overall corporate objectives of aligning costs with revenue levels, reducing operating expenses and returning to profitability in evaluating the contributions of our executive officers and reviewing the amount of compensation paid to our executive officers.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

●

Base salary. The Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment, while taking into account our corporate objective of reducing operating expenses and operating profitably.

●

Equity Awards. The Committee believes that long-term equity incentives that vest over a period of time, focus executives on increasing long-term shareholder value and are key retention devices for executives through use of multi-year vesting periods.

●

Discretionary Cash Bonus Awards. Historically, the Committee has awarded cash bonuses on a case-by-case basis in recognition of strong company performance or to reward significant individual contributions. The Committee has retained the discretion to determine individual cash bonus awards after the completion of a fiscal year.

●	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Committee views these components of executive compensation as related, but does not believe that compensation should be derived entirely from one component. The Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Our Process of Establishing Executive Compensation

Our executive compensation program is administered by the Committee. In fiscal 2014, the Committee’s process for establishing executive compensation was significantly influenced by our overall corporate objectives of reducing our operating expenses and returning our financial performance to profitability. In fiscal 2012, the Committee retained an independent compensation consultant, Hay Group, to assist with the compensation-determination process for all executive officers, including our Chief Executive Officer, and to conduct a comparative study of our executive compensation. Hay Group worked with the Committee to gather and analyze third-party data about our peer companies’ compensation. The Committee referred to the data provided by the Hay Group in fiscal 2012 during the Committee’s review of executive compensation in fiscal 2014. Finally, the Committee also took into account the results of the shareholder advisory vote on our executive compensation from the 2013 annual meeting of shareholders, where the shareholders voted in favor of our executive compensation.

In making its compensation decisions in fiscal 2014, the Committee utilized a prior market assessment conducted by Hay Group. The Committee believed the peer group of companies identified by the Hay Group was still relevant to the Company and, as such, did not engage the Hay Group to update the data. This market assessment consisted of a review of compensation information from a select group of peer companies (identified below) and utilized information from a database selected by Hay Group. In late fiscal 2012, the Committee, with the assistance of Hay Group, developed the list of peer companies based on companies meeting one or more of the following criteria: (i) industry group, a company that competes within the semiconductor and related devices industry; (ii) annual revenue; and (iii) market cap size. Based on these criteria, the following fifteen companies were selected to form our peer group:

Cirrus Logic Inc.	DSP Group Inc.	Entropic Communications Inc.
Integrated Silicon Solution Inc.	Lattice Semiconductor Corp.	Micrel Inc.
Microsemi Corp.	MIPS Technologies Inc.	PMC Sierra Inc.
Power Integrations Inc.	Rambus Inc.	Silicon Image Inc.
Silicon Laboratories Inc.	Standard Microsystems Corp.	Trident Microsystems Inc.

The peer group of companies is the same group of companies used for fiscal 2014.

To determine a market consensus of the various compensation elements for a particular executive position, Hay Group used the median and the average of total cash compensation, long-term incentive compensation and total direct compensation. In fiscal 2014, the Committee did not establish guidelines for target compensation based on this market data. Rather, the Committee was focused on furthering our corporate objectives of reducing operating expenses and returning our financial performance to profitability. As a result, while the Committee utilized the data from the Hay Group to understand market consensus for compensation of executive officers in our industry and as a general reference point, the Committee viewed this only as one factor in evaluating the compensation of our executive officers. The Committee considered a number of other factors, including internal pay fairness, each executive’s scope of responsibility, domain expertise, business knowledge and significance to our corporate objectives among other factors, and used the market data simply as a general reference point. The Committee also took into account its members’ general knowledge of compensation trends and practices of technology companies, generally, and semiconductor companies, specifically, when making its decisions on executive compensation. However, as mentioned above, the most significant factors considered by the Committee in fiscal 2014 were our overall corporate objectives to reduce operating expenses and return to profitability.

As part of its review process, the Committee also reviews the individual performance of each executive and the leadership demonstrated by the executive during the prior period. Although there are no qualitative or quantitative measures established prior to an evaluation of an individual’s performance, the Committee reviews the contributions made by an officer to our overall business performance and the performance of the business department for which the officer is primarily responsible. The type of contributions can vary depending on the officer and the business department.

In fiscal 2015, the Committee intends to retain an independent compensation consultant to review the structure of our executive compensation program and to assist the Committee in making its executive compensation decisions.

Our Compensation Program Decisions

Base Salary

In early fiscal 2014, our board of directors continued to explore additional cost reduction measures to better align our operating expense levels with our revenue. As a result, the Committee met in March 2013 to further the corporate objectives of reducing operating expenses. It again reviewed base salaries of our executive officers. The Committee noted that following the ten percent reductions effected in January 2013, the base salary of our Chief Executive Officer continued to be above the median of our peer group, while the base salaries of our Chief Financial Officer and Vice President of Worldwide Sales were each significantly below the median of our peer group and below the 25th percentile of our peer group. As a result, the Committee further reduced the base salary of our Chief Executive Officer to $364,250 per year, a total reduction of $185,750 from his base salary in fiscal 2012, which placed him below the 25th percentile of our peer group. In November 2013, the independent directors of the Board, with support and recommendation of the Committee, determined to reduce the base salary of our Chief Executive Officer and Vice President of Worldwide Sales by an additional 10%; however, their base salary would be increased in the first quarter of fiscal 2015 if we met our operating expense budget target for the fourth quarter of fiscal 2014. This action was in further support of our expense reduction efforts and attempted to provide a direct incentive for our executive officers to attain our board-approved expense budgets. In fiscal 2015, the base salary of our Chief Executive Officer and Vice President of Worldwide Sales were increased by 10% to their pre-reduction levels as result of the Company attaining its operating expense budget for the fourth quarter of fiscal 2014.

On March 4, 2013, we promoted Elias Nader, our corporate controller, to serve as our Interim Chief Financial Officer. As our corporate controller, Mr. Nader was paid an annual base salary of $200,000. The Committee increased Mr. Nader’s base salary by $25,000 in each of July and October to bring his salary more into line with the salary of a chief financial officer as opposed to a corporate controller. The Committee further increased Mr. Nader’s base salary by $25,000 in December 2013 bringing his salary to $275,000, but this most recent increase only became effective upon the Company’s filing of its annual report on Form 10-K with the Securities and Exchange Commission. The Committee believed these salary increases were appropriate in light of the Committee’s knowledge of base salary levels of similarly situated executives, which indicated Mr. Nader was paid below his peer group prior to the salary increases. In addition, as a result of his performance, the Board appointed Mr. Nader as our Chief Financial Officer, thereby removing the “interim” designation from his title in January 2014.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, primarily consists of stock option grants and our employee stock purchase program. In fiscal 2013, the Committee determined not to make any equity incentive awards to our Chief Executive Officer and Vice President of Worldwide Sales and Corporate Development in light of the outstanding equity awards that were held by these individuals, which continued to vest over time.

In connection with the promotion of Mr. Nader to serve as our Interim Chief Financial Officer in March 2013, the Committee granted Mr. Nader 10,000 restricted stock units that vested in full on the one-year anniversary of his appointment. In December 2013, the Committee considered Mr. Nader’s performance and his contributions to the Company’s financial and administrative organization and granted Mr. Nader an additional 25,000 restricted stock units that vest over four years.

Discretionary Cash Bonus Awards

The Committee, from time to time, may award discretionary cash bonuses to our executive officers. The Committee has not historically adopted a cash incentive plan with specified performance criteria so that it could maintain flexibility to award cash bonuses when extraordinary company or individual performance or other special circumstances warrant such an award.

In fiscal 2014, the Committee determined not to award a discretionary cash bonus to our Chief Executive Officer and Vice President of Worldwide Sales and Corporate Development. The Committee did award Mr. Nader a cash bonus of $25,000, which was payable upon confirmation of the Company’s operating expenses in the fourth fiscal quarter, to structure his compensation to be more aligned with his role as a chief financial officer.

Sales Commission Plan

Our Vice President of Worldwide Sales and Corporate Development is compensated under a sales commission plan. The sales commission plan structure is designed to align his performance with the interests of our shareholders. No portion of our Vice President of Worldwide Sales’ sales commission was guaranteed for fiscal 2014.

Change in Control Benefits

Our named executive officers are parties to change in control agreements that provide if a named executive officer’s employment is terminated without cause or by constructive termination following a change in control of the company, then the named executive officer would be entitled to the following severance benefits: (i) payment in cash equal to one year of the executive’s current annual base salary, (ii) continuation of health benefits for 12 months, and (iii) full vesting of all unvested equity awards. These change in control benefits were approved in fiscal 2013.

Severance Payments

In March 2013, our then Chief Financial Officer resigned, but agreed to remain with us for a month to assist with transitional matters. We entered into a separation agreement with him that provided, among other things, that in exchange for a general release of claims against us, he would receive a lump sum payment equal to two months of his base salary, the acceleration of all equity that would have otherwise vested as of December 31, 2013 and payment of health and dental insurance premiums for an additional two months following his departure date. All separation benefits were contingent upon his satisfactory completion of services during the transition period. In addition, he agreed to remain available to consult with us on a project by project basis on terms to be negotiated at the time of any such project.

General Benefits

In addition to the compensation opportunities we describe above, we also provide our executive officers and other employees benefits such as medical insurance, life and disability insurance and our 401(k) Savings/Retirement Plan, in each case on the same basis as other employees.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. The Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Fiscal 2014 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Thinh Q. Tran	2014	368,048	-	-	7,322(2)		375,370
President and Chief Executive Officer	2013	539,423	-	-	11,876 (3)		551,299
	2012	550,000	655,000	-	26,541 (4)		1,231,541

Elias N. Nader	2014	215,865	233,750	25,000	966(5)		475,581
Chief Financial Officer

Sal Cobar	2014	180,000		180.157(6)	2,566(7)		362,723
Vice President, Worldwide Sales and Business Development	2013	204,000	-	193,181 (8)	5,936 (9)		403,117
	2012	204,339	131,000	136,602 (10)	4,436 (11)		476,378

Thomas E. Gay III	2014	76,569		-	74,610	(14)	151,179
Former Chief Financial Officer	2013	204,000	98,250	-	6,893	(12)	281,508
	2011	150,175	189,991	-	10,477	(13)	389,309

(1)

Amounts represent the grant date fair value of shares underlying restricted stock awards and stock options, calculated in accordance with ASC Topic 718, rather than amounts paid to or realized by the named individual. For the underlying assumptions used to calculate fair value, please refer to the footnotes to our consolidated financial statements in our Annual Report on Form 10-K for the corresponding fiscal year.

(2)	Represents $2,772 paid for group term life insurance and $4,550 paid for employer match on health savings account.
(3)

Represents $6,560 paid as reimbursement for country club dues and related costs, $3,510 paid for 401K match and $1,806 for group term life insurance. The Company ceased reimbursement of country club dues and related costs in September 2012 and did not pay for tax planning services in fiscal 2013.

(4)

Represents $12,310 paid for reimbursement of country club dues and related costs, $5,500 paid for 401K match, $4,800 paid for tax planning services, $1,806 for group term life insurance and $2,125 for employer match on Health Savings Account.

(5)	Represents $966 paid for group term life insurance.
(6)	Represents $180,157 paid for sales commissions.
(7)	Represents $2,566 paid for group term life insurance.
(8)	Represents $136,602 paid for sales commission
(9)	Represents $4,130 paid for 401K match and $1,806 for group term life insurance.
(10)	Represents $136,602 paid for sales commission.
(11)	Represents $2,630 paid for 401K match and $1,806 for group term life insurance.
(12)	Represents $5,087 paid for 401K match and $1,806 for group term life insurance.
(13)	Represents $5,580 paid for 401K match, $2,772 for group term life insurance and $2,125 for employer match on health savings account.
(14)	Represents severance arrangements equal to two months of his base salary and the acceleration of all equity that would have otherwise vested as of December 31, 2013.

Fiscal 2014 Grants of Plan-Based Awards Table

There were no plan-based awards we granted to the named executive officers during the year ended February 1, 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of February 1, 2014:

	Option Awards						Stock Awards (6)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Unites of Stock That Have Not Vested ($)(7)
Thinh Q. Tran	9,041		-		11.06	8/25/16	-		-
President and Chief Executive Officer	110,959		-		11.06	8/25/16	-		-
	100,000		-		41.58	2/11/18	-		-
	87,500				10.87	11/3/18	-		-
	86,041	(2)	1,459	(2)	11.09	2/6/19	-		-
	120,000	(3)	30,000	(3)	10.59	1/26/20	-		-
	-		-		-		28,378	(8)	133,092
	-		-		-		50,000	(9)	234,500

Elias N. Nader	-		15,000	(4)	4.59	5/31/2023	25,000	(9)	117,250
Chief Financial Officer

Sal Cobar	60,000	(6)	20,000	(5)	11.74	4/19/20	-		-
Vice President, Worldwide Sales and Business Development							10,000	(9)	46,900

(1)	Except as otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events relating to termination of employment.
(2)	Exercisable as to 20% of the shares on the first anniversary of 2/6/09, with the remaining shares vesting ratably each month thereafter over the following four years.
(3)	Exercisable as to 20% of the shares on the first anniversary of 1/26/10, with the remaining shares vesting ratably each month thereafter over the following four years.
(4)	Exercisable in two equal annual installments beginning on May 31, 2014.
(5)	Exercisable as to 20% of the shares on the first anniversary of 4/19/10, with the remaining shares vesting ratably each month thereafter over the following four years.
(6)	Stock awards listed consist only of time-based shares (also called "restricted stock award") which will be converted into our common stock upon vesting.
(7)

The market value of stock awards was determined by multiplying the number of unvested shares by the closing price of our common stock of $4.69 on January 31, 2014, the last trading day of fiscal 2014, as reported on the NASDAQ Global Market.

(8)

The time-based restricted stock award was granted on December 14, 2010 and vests over 5 years. 20% of the award will vest on the one year anniversary of 12/14/2011 and 1/5th of the award will vest annually thereafter.

(9)

The time-based restricted stock award was granted on December 2, 2011 and vests over 4 years. 25% of the award will vest on the one year anniversary of 12/02/2012 and 1/4th of the award will vest annually thereafter.

Fiscal 2014 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during fiscal 2014 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vested ($)(1)
Thinh Q. Tran President and Chief Executive Officer	39,190	202,231

Elias N. Nader Chief Financial Officer and Secretary	3,125	17,443

Sal Cobar Vice President, Worldwide Sales and Business Development	5,000	27,750

(1)

The aggregate dollar value realized upon the vesting of an award represents the market price of the underlying shares on the date of vest as measured by the closing price on the NASDAQ Global Market multiplied by the number of shares vested.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2014 one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Mark Bonney
J. Michael Dodson
Pete Thompson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 15, 2014 by each person or entity who is known by us to own beneficially more than 5% of the Company’s common stock, each of our directors and named executive officers and all of the Company’s current directors and executive officers as a group.

Applicable percentage ownership is based on 34,453,346 shares of our Common Stock outstanding on May 15, 2014.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned
5% Shareholder
Blackrock, Inc. (2)	3,198,422	9.3%
Dimensional Fund Advisors LP (3)	2,277,172	6.6
Raging Capital Master Fund, Ltd. (4)	1,722,786	5.0

Named Executive Officers, Directors and Nominees for Director
Thinh Q. Tran (5)	1,605,958	4.6
Elias N. Nader (6)	23,429	*
Sal Cobar (7)	71,666	*
Mark Bonney	-	*
Tor R. Braham	-	*
J. Michael Dodson	-	*
Martin Maniche	-	*
Pete Thompson	-	*
All directors and executive officers as a group (7 persons) (8)	1,701,053	4.9

*Represents less than 1% of our Common Stock.

(1)

The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on information contained in Amendment No. 4 to Schedule 13G which was filed by this shareholder pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, on January 30, 2014. The address of this shareholder is 40 East 52nd Street, New York, NY 10022. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company.

(3)

Based on information contained in Amendment No. 1 to Schedule 13G which was filed by this shareholder pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, on February 10, 2014. The address of this shareholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(4)

Based on information contained in Amendment No. 5 to Schedule 13D filed with the SEC on October 22, 2013 by Raging Capital Master Fund, Ltd., a Cayman Islands exempted company (“Raging Master”), Raging Capital Management, LLC, a Delaware limited liability company (“Raging Capital”), and William C. Martin. The address of the principal office of each of Raging Capital and William C. Martin is Ten Princeton Avenue, Rocky Hill, New Jersey 08553. The address of the principal office of Raging Master is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY 1-9007, Cayman Islands. Raging Capital is the Investment Manager of Raging Master. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. By virtue of these relationships, each of Raging Capital and William C. Martin may be deemed to beneficially own the Shares owned directly by Raging Master.

(5)

Includes 527,500 shares issuable upon exercise of outstanding options which are exercisable within 60 days of May 15, 2014, 1,124,725 shares of Common Stock held by Thinh Q Tran’s family trust and 19,000 shares of Common Stock held by his two children’s trusts (9,500 shares each). Mr. Tran disclaims beneficial ownership of Common Stock held by these trusts.

(6)

Includes the right to acquire 625 shares upon the settlement of restricted stock units within 60 days of May 15, 2014 and 7,500 shares which are issuable upon the exercise of options exercisable within 60 days of May 15, 2014.

(7)	Includes 66,666 shares issuable upon the exercise of outstanding options which are exercisable within 60 days of May 15, 2014.
(8)

Includes the right to acquire 625 shares upon the settlement of restricted stock units within 60 days of May 15, 2014 and 601,666 shares which are issuable upon the exercise of options exercisable within 60 days of May 15, 2014.

Equity Compensation Plan Information

The following table sets forth required information for the Company’s equity compensation plans as of February 1, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)

Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	20,214	11.25	1,724,038
Equity Compensation Plans not approved by security holders	-----	-----	------
Totals	20,214	11.25	1,724,038

(1)	Consists of securities remaining available for future issuance under Sigma’s 2009 Stock Incentive Plan and 2010 Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2014.

MANNER AND COST OF PROXY SOLICITATION

The Company will pay for the entire cost of soliciting proxies pursuant to this Proxy Statement. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by a shareholder at the Company’s 2015 Annual Meeting must be received by the Secretary of the Company no later than February 14, 2015 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting. Such shareholder must comply with the provisions of the Company’s Bylaws and the applicable rules of Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

If a shareholder intends to submit a proposal at Sigma’s 2015 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give timely written notice to the Secretary of Sigma at the principal executive officers of Sigma not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the one year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder must also comply with any other applicable provisions of the Company’s Bylaws and applicable law. If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a shareholder or beneficial owner of Common Stock at the close of business on June 3, 2014, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Secretary, Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

June 16, 2014

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SIGMA DESIGNS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, the day prior to the annual meeting day.

Vote by Internet

- Go to **www.investorvote.com/SIGM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors: Nominees:

01 - Mark Bonney	02 - Tor Braham	03 - J. Michael Dodson
04 - Martin Manniche	05 - Pete Thompson	06 - Thinh Q. Tran

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☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of the appointment of Armanino LLP as independent registered public accounting firm of Sigma Designs, Inc. for fiscal year 2015.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Important notice regarding the availability of proxy materials for the stockholder meeting to be held July 30, 2014:
The Proxy Statement and Annual Report are available at: http://www.sigmadesigns.com/proxy

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SIGMA DESIGNS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Sigma Designs, Inc., or Sigma, hereby appoints Thinh Q. Tran and Elias Nader and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Sigma held of record by the undersigned on June 3, 2014, at the Annual Meeting of Shareholders of Sigma to be held on Wednesday, July 30, 2014 at 2:00 p.m., local time, at Sigma's principal executive offices at 1778 McCarthy Blvd, Milpitas, California 95035, and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted "FOR" all of the director nominees listed on the reverse side, "FOR" Proposals 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 20, 2014, and Sigma Designs, Inc. Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

(Continued and to be marked, dated and signed, on the other side)